Exhibit 99

OFG Bancorp Reports 4Q13 and 2013 Results

SAN JUAN, Puerto Rico, February 3, 2014 – OFG Bancorp (NYSE: OFG) today reported results for the fourth quarter and year ended December 31, 2013.

Highlights

•         For the fourth quarter of 2013, income available to common shareholders amounted to $16.6 million, or $0.35 per share diluted. In the corresponding year ago period, OFG lost $23.3 million, or ($0.53) per share. This included $22.9 million in net costs for deleveraging its investment securities portfolio in relation to the acquisition of BBVA’s Puerto Rico operations in late 2012.

•         With its strong 4Q13 performance, full year 2013 income available to common shareholders totaled $84.6 million, or $1.73 per share diluted, exceeding OFG’s guidance of $1.55 per share on a GAAP basis. In 2012, OFG earned $14.6 million, or $0.35 per diluted share. This included $12.9 million in net costs for deleveraging.

•         2013 results reflect the integration of BBVA PR, with the successful conversion of technology platforms and consolidation of other resources.

•         Reflecting 2013 results, book value stood at $15.74 per common share as of December 31, 2013, having more than recovered from pre-acquisition levels of $15.40 at September 30, 2012.

•         The Board of Directors increased OFG’s regular quarterly cash dividend per common share by 33%, to $0.08 per share, from $0.06 per share, for the fourth quarter of 2013, as previously announced.

•         Puerto Rico government related loan and investment security contractual balances (excluding municipalities) fell 17.4% in line with scheduled maturities, to $631.6 million at December 31, 2013, from $764.8 million at September 30, 2013.

CEO Comment

“2013 was a stellar year for our Oriental banking, wealth management and insurance franchise in Puerto Rico, as we realized the benefits of our acquisition of BBVA PR,” said José Rafael Fernández, President, Chief Executive Officer and Vice Chairman of the Board.

“Operating income increased 190%, to $176.5 million, and despite new, locally legislated tax increases, we generated earnings per share of $1.73, well in excess of our $1.55 guidance.

“As envisioned, the acquisition has enhanced our capabilities significantly. We now have sophisticated corporate treasury services, scalable transactional banking, and a leading auto lending platform.

“We also have the ability to bring to market innovative product ‘firsts’ to Puerto Rico, such as Cuenta Libre (Freedom Account), which reimburses our customers for using ATMs outside of our network, and Foto Deposito, for depositing checks from their mobile devices.

“Our capital levels are strong at close to $900 million. We have considerable liquidity with more than $760 million of cash on hand. And more than half of our loan balances have assigned credit marks as part of purchase accounting.”

2013 Results (vs. 2012)

•         Net interest income grew 160.5%, to $409.7 million from $157.3 million, as OFG transformed its revenue profile, with investment securities producing only 10.1% of interest income in 2013 versus 36.6% in 2012.

•         Total banking and financial services revenues increased 74.6%, to $85.3 million from $48.8 million, due to more products and services and a larger customer base.

•         Operating expenses (excluding merger and restructuring costs) remained on target, averaging $61.8 million per quarter, despite $5.4 million in new gross proceeds taxes in 2013.

•         Performance metrics compare well to other publicly traded banks. Return on average assets increased to 1.16% from 0.37%, return on average tangible common stockholders’ equity increased to 14.30% from 2.36%, and the efficiency ratio improved to 53.45% from 64.05%.

•         OFG’s capital position strengthened across the board, with increases in all regulatory ratios, as they continued to be significantly above requirements for a well-capitalized institution. Tangible common equity to total tangible assets was 7.56%, increasing from 6.45%, leverage capital ratio of 9.11% grew from 6.55%, tier 1 risk-based capital ratio expanded to 14.36% from 13.18%, and total risk-based capital ratio rose to 16.15% from 15.40%.

•         Credit quality is strong. Approximately 52% of loans have been acquired in recent acquisitions and are covered by loss share agreements and/or carry credit marks. Total delinquency fell to 8.92% at December 31, 2013 versus 17.65% a year-ago, partly due to the sale of non-performing residential mortgages in the third quarter of 2013.

•         Non-maturing deposit balances increased 4.9%, to $3.2 billion, while higher-priced time deposits declined 21.4% as part of efforts to reduce the cost of deposits, which averaged 0.73% in 2013 compared to 1.24% in 2012.

•         This has enabled OFG to be among industry leaders with a Net Interest Margin of 5.46% in 2013, up from 2.67% in 2012.

4Q13 Results (vs. 3Q13)

Income Statement

•         Total interest income of $132.1 million increased 9.0%, while total interest expense of $21.4 million declined 2.8% and total provision of $12.6 million fell 2.9%. As a result, net interest income of $98.1 million grew 13.9%, and NIM expanded to 6.07% from 5.33%.

o   Interest income from non-covered, acquired loans benefitted from:

•         $4.6 million due to higher cash flows than expected in certain acquired loan pools;

•         $2.9 million from reclassifying fees formerly recorded as banking service revenues, in accordance with our accounting policies; and

•         $2.0 million from re-yielding of certain acquired loan pools, as part of the annual reforecast.

o   Interest income from covered loans benefitted from an additional approximately $3.0 million due to higher recoveries than previously expected.

o   Provision for loan and lease losses from non-covered loans increased $2.3 million due to lower cash flows in other pools of acquired loans, reflecting the previously mentioned annual reforecast.

•         Total non-interest expenses increased 3.8%. Within that, merger and restructuring expenses of $4.4 million included a reserve to cover already planned integration and consolidation-related activities for 2014. No additional merger and restructuring expenses are anticipated in 2014.

•         Net amortization of the shared-loss indemnification asset related to the 2010 FDIC-assisted Eurobank acquisition increased $4.5 million, of which approximately $2.4 million was due to higher covered loan cash flows mentioned above. OFG actively monitors cash flow experience and amortizes the associated FDIC indemnification asset in line with the loss share durations. As of December 31, 2013, the net indemnification asset was $170.7 million.

•         The effective income tax rate, in line with recent local tax increases, was 32.13%, compared to 25.13% in the preceding quarter, which benefitted from one-time items from BBVA PR tax positions and re-measured purchase accounting adjustments.

PR Government Related Loans, Investment Securities and Deposits

•         The decline in OFG’s balance of Government related loans and investment securities was in line with contractual maturities of $142.5 million.

•         The Company plans to use the maturity schedule to continue to strategically reduce these balances.

•         Nearly all of OFG’s Government related loans and investment securities have well-defined sources of repayment and collateral.

•         Government related deposits declined to $334.9 million at December 31, 2013, from $491.7 million at September 30, 2013.

Credit Quality

•         Quarter over quarter increases in credit metrics largely reflect higher average loans held for investment (excluding acquired loans) of $2.4 billion at December 31, 2013, up 13.9% from September 30, 2013.

•         Non-performing loans of $86.2 million increased $6.6 million.

•         The allowance for loan and lease losses (excluding acquired loans) of $49.1 million increased 3.1%.

•         Net charge offs totaled $5.4 million, up $0.4 million, while the net charge off rate of 0.92% declined 6 basis points.

Outlook

“With core operating results for the fourth quarter and 2013 much stronger than in the year earlier periods, OFG ended 2013 as a top performing financial institution,” CEO Fernández said.

“We have approached Puerto Rico’s challenging economic conditions, which have prevailed since 2006, in a rational and disciplined manner. We are confident that we will continue to be successful in further optimizing our businesses for profitability and capital generation.

“Looking ahead, we believe our 2013 fourth quarter core operating run rate is indicative of what our performance should be over the next few quarters. In 2015, when the non-cash charge off of FDIC indemnification asset amortization ends, OFG’s GAAP earnings should significantly expand.”

Conference Call

A conference call to discuss OFG’s results for the fourth quarter of 2013, outlook and related matters will be held Tuesday, February 4, 2014 at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Full Financial Tables

Full financial tables for 4Q13 and 2013 can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) difficulties in integrating BBVA PR into OFG’s operations; (ii) the amounts by which our assumptions related to the acquisition fail to approximate actual results; (iii) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (iv) changes in interest rates, as well as the magnitude of such changes; (v) the fiscal and monetary policies of the federal government and its agencies; (vi) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vii) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (viii) the performance of the stock and bond markets; (ix) competition in the financial services industry; (x) possible legislative, tax or regulatory changes; and (xi) difficulties in combining the operations of any other acquired entity.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2012, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 49th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 55 financial centers. Investor information can be found at www.ofgbancorp.com.

# # #

Contacts

Puerto Rico: Alexandra López (allopez@orientalbank.com), OFG Bancorp, (787) 522-6970

US: Steven Anreder (steven.anreder@anreder.com) and Gary Fishman (gary.fishman@anreder.com), Anreder& Company, (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our December 31, 2013 Annual Report on Form 10-K once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary	1-2
Table 2:	Statements of Operations	3
Table 3:	Statements of Financial Condition	4-5
Table 4:	Information on Loans and Production	6
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	7-8
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	9-10
Table 7:	Allowance for Loan and Lease Losses	11
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	12
Table 9:	Reconciliation of Non-GAAP Measures and Calculation of Regulatory
	Capital Measures	13-14
Table 10:	Notes to Financial Statements, Statistical Summary, and Loan Information	15

OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated (2)(3)
		2013	2013	2013	2013	2012	2013	2012
(Dollars in thousands, except per share data) (unaudited)		Q4	Q3	Q2	Q1	Q4	YTD	YTD
Earnings
Net interest income		$110,671	$99,091	$106,295	$93,616	$43,410	$409,672	$157,291
Non-interest income (loss), net	(4)	17,646	19,327	26,836	22,970	(8,580)	86,780	54,298
Gross revenues		128,317	118,418	133,131	116,586	34,830	496,452	211,589
Provision for loan and lease losses, excluding acquired loans	(1) (21)	6,934	6,930	35,919	5,795	3,454	55,578	23,681
Provision for acquired loan and lease losses	(1)	5,659	6,044	2,819	2,793	982	17,316	-
Total provision for loan and lease losses		12,593	12,974	38,738	8,588	4,436	72,894	23,681
Net revenues		115,724	105,444	94,393	107,998	30,394	423,558	187,908
Operating expenses		61,238	61,021	63,548	61,275	36,293	247,082	127,040
Operating income		54,486	44,423	30,845	46,723	(5,899)	176,476	60,868
FDIC shared-loss expense, net		20,466	15,965	19,965	12,871	9,517	69,267	28,022
Merger and restructuring charges	(5)	4,412	2,252	5,274	5,534	4,990	17,472	4,990
Net income (loss) before income taxes		29,608	26,206	5,606	28,318	(20,406)	89,737	27,856
Income tax expense (benefit)	(6)	9,514	6,585	(31,934)	7,126	(1,587)	(8,709)	3,301
Net income (loss)		20,094	19,621	37,540	21,192	(18,819)	98,446	24,555
Preferred stock dividends		(3,466)	(3,465)	(3,466)	(3,465)	(4,499)	(13,862)	(9,939)
Net income (loss) available to common stockholders		$16,628	$16,156	$34,074	$17,727	$(23,318)	$84,584	$14,616
Common Share Statistics
Earnings (loss) per common share - basic	(7)	$0.36	$0.35	$0.75	$0.39	$(0.53)	$1.85	$0.35
Earnings (loss) per common share - diluted	(8)	$0.35	$0.34	$0.68	$0.37	$(0.53)	$1.73	$0.35
Common shares outstanding (period end)		45,677	45,661	45,640	45,621	45,580	45,677	45,580
Average common shares outstanding		45,674	45,927	45,630	45,595	43,827	45,706	41,626
Weighted average common shares outstanding and equivalents		52,987	53,322	52,968	52,892	51,084	53,033	45,304
Cash dividends per common share	(24)	$0.08	$0.06	$0.06	$0.06	$0.06	$0.26	$0.24
Book value per common share (period end)		$15.74	$15.63	$15.45	$15.44	$15.31	$15.74	$15.31
Tangible book value per common share (period end)	(9)	$13.29	$13.18	$12.99	$13.00	$12.86	$13.29	$12.86
Balance Sheet (Period End)
Loans held for investment	(10)	$5,026,153	$5,131,232	$4,947,412	$5,158,521	$5,136,876	$5,026,153	$5,136,876
Interest-earning assets		7,222,472	7,443,742	7,427,877	7,729,988	8,190,213	7,222,472	8,190,213
Total assets		8,139,646	8,380,225	8,435,934	8,705,444	9,196,262	8,139,646	9,196,262
Interest-bearing liabilities		7,090,575	7,330,558	7,400,169	7,677,359	8,177,231	7,090,575	8,177,231
Total deposits		5,383,141	5,610,437	5,665,601	5,564,165	5,690,567	5,383,141	5,690,567
Borrowings		1,707,434	1,720,121	1,734,568	2,113,194	2,486,664	1,707,434	2,486,664
Stockholders' equity		884,913	879,726	870,924	870,242	863,606	884,913	863,606
Balance Sheet (Quarterly Average Balances)
Average loans held for investment	(10)	$5,111,020	$5,132,608	$5,053,580	$5,085,671	$2,171,101	$5,095,211	$1,809,067
Average interest-earning assets		7,295,789	7,434,820	7,532,671	7,745,066	5,898,464	7,499,993	5,898,706
Average total assets		8,308,940	8,407,269	8,509,505	8,822,371	6,661,792	8,510,328	6,566,460
Average interest-bearing deposits		4,914,335	4,811,176	4,850,631	4,836,908	2,453,805	4,847,207	2,182,108
Average total deposits		5,535,090	5,654,271	5,612,807	5,593,726	2,737,102	5,598,964	2,389,661
Average borrowings		1,742,115	1,734,769	1,863,383	2,198,599	2,861,518	1,883,055	3,261,592
Average stockholders' equity		881,131	868,314	864,654	860,989	829,660	868,975	746,331
Average common stockholders' equity		715,261	702,444	698,784	695,112	671,558	703,104	638,634

0

OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated (Continued) (2)(3)
		2013	2013	2013	2013	2012	2013	2012
(Dollars in thousands, except per share data) (unaudited)		Q4	Q3	Q2	Q1	Q4	YTD	YTD
Performance Metrics
Net interest income growth (quarter over quarter / year over year)		12%	-7%	14%	116%	7%	160%	12%
Non-interest income growth (quarter over quarter / year over year)		-9%	-28%	17%	368%	-138%	60%	52%
Total net revenue growth (quarter over quarter / year over year)	(23)	10%	12%	-13%	255%	-49%	125%	15%
Operating revenue growth (quarter over quarter / year over year)	(11)	19%	50%	-32%	1107%	-118%	218%	57%
Return on average assets	(12)	0.97%	0.93%	1.76%	0.96%	-1.13%	1.16%	0.37%
Return on average tangible common stockholders' equity	(13)	11.03%	10.95%	23.21%	12.14%	-14.52%	14.30%	2.36%
Efficiency ratio	(14)	51.20%	52.39%	53.07%	57.70%	71.14%	53.45%	64.05%
Effective income tax rate	(6)	32.13%	25.13%	-569.64%	25.16%	7.78%	-9.71%	11.85%
Full-time equivalent employees, period end		1,534	1,558	1,573	1,565	1,654	1,534	1,654
Credit Quality Metrics	(15)
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$49,080	$47,573	$45,701	$42,334	$39,921	$49,080	$39,921
Allowance as a % of loans held for investment		2.04%	2.03%	2.55%	2.88%	3.22%	2.04%	3.22%
Net charge-offs	(21)	$5,427	$5,058	$32,552	$3,383	$2,653	$46,420	$10,943
Net charge-off rate	(16)	0.92%	0.98%	8.84%	1.05%	0.86%	2.69%	0.89%
Early delinquency rate (30 - 89 days past due)	(17) (18)	4.96%	2.17%	2.69%	6.48%	6.45%	4.96%	6.45%
Total delinquency rate (30 days and over)	(17) (18)	8.92%	6.04%	7.40%	15.01%	17.65%	8.92%	17.65%
Capital Ratios	(19)
Leverage ratio		9.11%	8.74%	8.54%	8.07%	6.55%	9.11%	6.55%
Tier 1 common ratio		10.45%	10.24%	10.09%	9.56%	9.36%	10.45%	9.36%
Tier 1 risk-based capital ratio		14.36%	14.24%	14.12%	13.42%	13.18%	14.36%	13.18%
Total risk-based capital ratio		16.15%	16.03%	16.19%	15.45%	15.40%	16.15%	15.40%
Tangible common equity ("TCE") ratio		7.56%	7.28%	7.12%	6.90%	6.45%	7.56%	6.45%

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations (2)(3)
		Quarter Ended			Year Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data) (unaudited)		2013	2013	2012	2013	2012
Interest income:
Loans
Loans not covered under shared-loss agreements with the FDIC		$92,565	$87,655	$26,740	$352,133	$80,023
Loans covered under shared-loss agreements with the FDIC		25,885	21,657	21,209	91,769	85,376
Total interest income from loans		118,450	109,312	47,949	443,902	165,399
Investment securities		13,607	11,789	16,494	49,730	95,409
Total interest income		132,057	121,101	64,443	493,632	260,808
Interest expense:
Deposits
Core deposits		8,834	9,947	6,112	35,951	26,048
Brokered deposits		1,387	1,387	944	5,026	3,601
Total deposits		10,221	11,334	7,056	40,977	29,649
Borrowings		11,165	10,676	13,977	42,983	73,868
Total interest expense		21,386	22,010	21,033	83,960	103,517
Net interest income		110,671	99,091	43,410	409,672	157,291
Provision for loan and lease losses, excluding acquired loans		6,934	6,930	3,454	55,578	23,681
Provision for acquired loan and lease losses		5,659	6,044	982	17,316	-
Total provision for loan and lease losses, net		12,593	12,974	4,436	72,894	23,681
Net interest income after provision for loan and lease losses		98,078	86,117	38,974	336,778	133,610
Non-interest income:
Banking service revenues		7,795	12,183	4,539	44,656	13,794
Financial services revenues		7,839	7,394	7,516	30,924	25,350
Mortgage banking activities		1,912	2,098	2,563	9,689	9,705
Total banking and financial services revenues		17,546	21,675	14,618	85,269	48,849
FDIC shared-loss expense, net		(20,466)	(15,965)	(9,517)	(69,267)	(28,022)
Net gain (loss) on:
Sales of securities and derivative activities		(158)	(914)	(21,576)	(790)	31,184
Early extinguishment of borrowings		-	-	(1,740)	1,061	(26,052)
Other	(20)	258	(1,434)	118	1,240	317
Total non-interest income, net		(2,820)	3,362	(18,097)	17,513	26,276
Non-interest expense:
Compensation and employee benefits		22,030	22,590	12,905	91,957	45,778
Rent and occupancy costs		8,944	8,270	4,832	34,496	17,530
Merger and restructuring charges	(5)	4,412	2,252	4,990	17,472	4,990
General and administrative expenses		30,264	30,161	18,556	120,629	63,732
Total non-interest expense		65,650	63,273	41,283	264,554	132,030
Income before income taxes		29,608	26,206	(20,406)	89,737	27,856
Income tax expense (benefit)		9,514	6,585	(1,587)	(8,709)	3,301
Net income (loss)		20,094	19,621	(18,819)	98,446	24,555
Less: dividends on preferred stock		(3,466)	(3,465)	(4,499)	(13,862)	(9,939)
Net income (loss) available to common shareholders		$16,628	$16,156	$(23,318)	$84,584	$14,616

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition (2)(3)
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands) (unaudited)	2013	2013	2013	2013	2012
Cash and cash equivalents	$703,468	$657,520	$748,313	$561,446	$868,695
Securities purchased under agreements to resell	60,000	85,000	-	60,000	80,000
Investments:
Trading securities	1,869	2,124	2,209	1,787	495
Investment securities available-for-sale, at fair value, with amortized cost of $1,575,043
(September 30, 2013 - $1,654,133; June 30, 2013 - $1,807,335; March 31, 2013 - $1,948,685;
December 31, 2012 - $2,118,825):
Mortgage-backed securities	1,439,539	1,526,485	1,650,165	1,837,613	2,000,012
Other investment securities	148,886	150,763	186,064	175,542	194,274
Total investment securities available-for-sale	1,588,425	1,677,248	1,836,229	2,013,155	2,194,286
Federal Home Loan Bank (FHLB) stock, at cost	24,450	24,470	22,156	33,458	38,411
Other investments	65	65	66	66	73
Total investments	1,614,809	1,703,907	1,860,660	2,048,466	2,233,265
Securities sold but not yet delivered	-	-	16,732	-	-
Loans:
Loans not covered under shared-loss agreements with the FDIC:
Commercial
Puerto Rico Government and its dependencies	695,996	810,391	531,543	561,613	476,021
Other Commercial Loans	1,180,886	1,166,950	1,205,179	1,333,442	1,356,373
	1,876,882	1,977,341	1,736,722	1,895,055	1,832,394
Mortgage	1,484,168	1,472,824	1,527,852	1,575,103	1,607,083
Consumer	247,539	253,754	246,387	240,548	240,839
Auto and Leasing	1,060,603	1,065,749	1,067,071	1,068,081	1,061,253
Total loans receivable not covered under shared-loss agreements with the FDIC, gross	4,669,192	4,769,668	4,578,032	4,778,787	4,741,569
Less: Deferred loan costs (fees), net	1,035	120	(831)	(2,138)	(3,463)
Total loans receivable not covered under shared-loss agreements with the FDIC	4,670,227	4,769,788	4,577,201	4,776,649	4,738,106
Allowance for loan and lease losses on non-covered loans	(54,298)	(49,614)	(46,625)	(42,720)	(39,921)
Loans receivable held for investment, net	4,615,929	4,720,174	4,530,576	4,733,929	4,698,185
Mortgage loans held for sale	46,529	47,085	78,350	77,644	64,145
Total loans not covered under shared-loss agreements with the FDIC, net	4,662,458	4,767,259	4,608,926	4,811,573	4,762,330

Loans covered under shared-loss agreements with the FDIC	409,690	418,119	423,372	432,708	449,431
Allowance for loan and lease losses on covered loans	(52,729)	(56,555)	(53,992)	(52,974)	(54,124)
Loans covered under shared-loss agreements with the FDIC, net	356,961	361,564	369,380	379,734	395,307
Total loans, net	5,019,419	5,128,823	4,978,306	5,191,307	5,157,637
Other assets:
FDIC shared-loss indemnification asset	170,731	207,908	236,472	266,958	286,799
Derivative assets	20,502	21,345	19,655	23,233	21,889
Prepaid expenses	16,403	16,967	23,568	22,852	26,047
Deferred tax asset, net	136,740	147,968	159,316	122,026	126,652
Foreclosed real estate and repossessed properties	102,607	94,086	91,267	87,802	80,257
Premises and equipment, net	82,903	83,145	84,300	83,461	84,997
Goodwill	86,069	86,069	86,069	86,069	86,069
Accounts receivable and other assets	125,995	147,487	131,276	151,824	143,955
Total assets	$8,139,646	$8,380,225	$8,435,934	$8,705,444	$9,196,262

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statement of Financial Condition (Continued) (2)(3)
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands) (unaudited)	2013	2013	2013	2013	2012
Deposits:
Demand deposits	$2,137,881	$2,177,091	$2,294,639	$2,183,790	$2,447,152
Savings accounts	1,096,271	987,371	909,755	892,654	634,819
Time deposits	1,320,875	1,651,303	1,687,115	1,647,289	1,680,430
Brokered deposits	828,114	794,672	774,092	840,432	928,166
Total deposits	5,383,141	5,610,437	5,665,601	5,564,165	5,690,567
Borrowings:
Short-term borrowings	-	-	-	60,829	92,210
Securities sold under agreements to repurchase	1,267,618	1,267,423	1,313,870	1,491,675	1,695,247
Advances from FHLB and other borrowings	339,806	340,010	292,306	432,642	543,268
Federal funds purchased	-	13,202	29,431	29,612	9,901
Subordinated capital notes	100,010	99,486	98,961	98,436	146,038
Total borrowings	1,707,434	1,720,121	1,734,568	2,113,194	2,486,664
Other liabilities:
Derivative liabilities	14,937	16,741	16,701	24,024	26,260
Acceptances outstanding	23,042	31,881	30,571	32,512	26,996
Accrued expenses and other liabilities	126,179	121,319	117,569	101,307	102,169
Total liabilities	7,254,733	7,500,499	7,565,010	7,835,202	8,332,656
Stockholders' equity:
Preferred stock	176,000	176,000	176,000	176,000	176,000
Common stock	52,707	52,691	52,689	52,671	52,671
Additional paid-in capital	538,071	538,231	538,105	537,500	537,453
Legal surplus	61,957	59,867	57,906	54,128	52,143
Retained earnings	133,629	122,747	111,292	83,739	70,734
Treasury stock, at cost	(80,642)	(80,642)	(80,834)	(80,847)	(81,275)
Accumulated other comprehensive income, net	3,191	10,832	15,766	47,051	55,880
Total stockholders' equity	884,913	879,726	870,924	870,242	863,606
Total liabilities and stockholders' equity	$8,139,646	$8,380,225	$8,435,934	$8,705,444	$9,196,262

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands) (unaudited)		2013	2013	2013	2013	2012
Acquired loans:	(1)
Non-covered loans
Accounted for under ASC 310-30
Period-end unpaid principal balance		$1,998,913	$2,091,796	$2,445,112	$2,776,136	$2,914,527
Period-end carrying amount		1,832,210	1,904,324	2,203,272	2,497,576	2,610,177
Average carrying amount		1,883,340	2,155,889	2,368,459	2,555,217	400,203
Accounted for under ASC 310-20
Period-end unpaid principal balance		420,646	494,286	566,642	791,360	861,065
Period-end carrying amount		435,442	517,842	585,700	811,113	891,190
Average carrying amount		515,909	544,097	836,818	853,260	128,000
Covered loans
Accounted for under ASC 310-30
Period-end unpaid principal balance		812,672	861,900	897,184	931,923	989,236
Period-end carrying amount		356,961	361,564	369,380	379,734	395,307
Average carrying amount		358,158	366,703	374,611	391,003	408,366

Total acquired loans
Period-end unpaid principal balance		3,232,231	3,447,982	3,908,938	4,499,419	4,764,828
Period-end carrying amount		2,624,613	2,783,730	3,158,352	3,688,423	3,896,674
Average carrying amount		2,757,407	3,066,689	3,579,888	3,799,480	936,569

Originated and other loans held for investment:
Period-end unpaid principal balance		2,496,751	2,438,310	1,792,786	1,469,477	1,249,895
Period-end carrying amount		2,401,540	2,347,502	1,789,060	1,470,098	1,240,202
Average carrying amount		2,353,613	2,065,919	1,473,692	1,286,191	1,234,532

Total loans
Period-end unpaid principal balance		$5,728,982	$5,886,292	$5,701,724	$5,968,896	$6,014,723
Period-end carrying amount		5,026,153	5,131,232	4,947,412	5,158,521	5,136,876
Average carrying amount		5,111,020	5,132,608	5,053,580	5,085,671	2,171,101

		2013	2013	2013	2013	2012
(Dollars in thousands) (unaudited)		Q4	Q3	Q2	Q1	Q4
Quarterly loan production
Mortgage		$67,535	$60,676	$101,279	$77,124	$61,795
Commercial		156,898	365,300	104,538	74,101	56,270
Consumer		23,604	28,586	26,634	22,614	9,451
Auto and Leasing		84,639	94,967	94,737	100,981	20,011
Total		$332,676	$549,529	$327,188	$274,820	$147,527

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2013 Q4			2013 Q3			2013 Q2			2013 Q1			2012 Q4
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$532,753	$366	0.27%	$538,094	$241	0.18%	$541,038	$242	0.18%	$551,242	$308	0.22%	$968,490	$474	0.20%
Investment securities	1,652,016	13,241	3.21%	1,764,118	11,548	2.62%	1,938,053	10,956	2.26%	2,108,153	12,828	2.43%	2,758,873	16,020	2.32%
Loans
Originated and other loans	2,353,613	32,666	5.55%	2,065,919	29,961	5.80%	1,473,692	22,549	6.12%	1,286,191	20,483	6.37%	1,234,532	17,608	5.71%
Acquired loans accounted for under ASC 310-30	1,883,340	48,731	10.35%	2,155,889	48,351	8.97%	2,368,459	54,429	9.19%	2,555,217	47,669	7.46%	400,203	7,868	7.86%
Acquired loans not accounted for under ASC 310-30	515,909	11,168	8.66%	544,097	9,343	6.87%	836,818	14,128	6.75%	853,260	12,655	5.93%	128,000	1,264	3.95%
Loans not covered under shared-loss agreements with the FDIC	4,752,862	92,565	7.79%	4,765,905	87,655	7.36%	4,678,969	91,106	7.79%	4,694,668	80,807	6.89%	1,762,735	26,740	6.07%
Loans covered under shared-loss agreements with the FDIC	358,158	25,885	28.91%	366,703	21,657	23.62%	374,611	23,999	25.63%	391,003	20,229	20.69%	408,366	21,209	20.77%
Total loans	5,111,020	118,450	9.27%	5,132,608	109,312	8.52%	5,053,580	115,105	9.11%	5,085,671	101,036	7.95%	2,171,101	47,949	8.83%
Total interest-earning assets	$7,295,789	$132,057	7.24%	$7,434,820	$121,101	6.52%	$7,532,671	$126,303	6.71%	$7,745,066	$114,172	5.90%	$5,898,464	$64,443	4.37%

Interest bearing liabilities:
Deposits
Demand deposits	$2,197,148	$2,665	0.49%	$2,238,161	$2,779	0.50%	$2,159,855	$1,965	0.36%	$2,219,853	$3,741	0.67%	$1,255,625	$1,810	0.58%
Savings accounts	1,056,645	2,347	0.89%	941,892	2,313	0.98%	893,804	3,015	1.35%	859,254	1,807	0.84%	329,161	759	0.92%
Time deposits	1,510,049	5,553	1.47%	1,674,495	6,530	1.56%	1,700,949	6,683	1.57%	1,658,168	7,251	1.75%	893,465	3,752	1.68%
Brokered deposits	771,248	1,610	0.84%	799,723	1,679	0.84%	858,199	1,790	0.83%	856,451	1,989	0.93%	258,851	975	1.51%
	5,535,090	12,175	0.88%	5,654,271	13,301	0.94%	5,612,807	13,453	0.96%	5,593,726	14,788	1.06%	2,737,102	7,296	1.07%
Purchase accounting and other adjustments	-	(1,954)	-	-	(1,967)	-	-	(3,965)	-	-	(4,853)	-	-	(242)	-
Total deposits	5,535,090	10,221	0.74%	5,654,271	11,334	0.80%	5,612,807	9,488	0.68%	5,593,726	9,935	0.71%	2,737,102	7,054	1.03%
Borrowings
Securities sold under agreements to repurchase	1,265,000	7,680	2.43%	1,268,544	7,211	2.27%	1,356,716	7,109	2.10%	1,525,575	7,248	1.90%	2,447,747	11,161	1.82%
Advances from FHLB and other borrowings	377,422	2,344	2.48%	366,964	2,321	2.53%	408,019	2,241	2.20%	529,365	1,713	1.29%	360,972	2,311	2.56%
Subordinated capital notes	99,693	1,141	4.58%	99,261	1,144	4.61%	98,648	1,170	4.74%	143,659	1,660	4.62%	52,799	507	3.84%
Total borrowings	1,742,115	11,165	2.56%	1,734,769	10,676	2.46%	1,863,383	10,520	2.26%	2,198,599	10,621	1.93%	2,861,518	13,979	1.95%
Total interest-bearing liabilities	$7,277,205	$21,386	1.18%	$7,389,040	$22,010	1.19%	$7,476,190	$20,008	1.07%	$7,792,325	$20,556	1.06%	$5,598,620	$21,033	1.50%
Interest rate spread		$110,671	6.06%		$99,091	5.33%		$106,295	5.64%		$93,616	4.84%		$43,410	2.87%
Interest rate margin			6.07%			5.33%			5.64%			4.83%			2.94%

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2013 YTD			2012 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$540,724	$1,157	0.21%	$758,950	$1,658	0.22%
Investment securities	1,864,058	48,573	2.61%	3,330,689	93,751	2.81%
Loans
Originated and other loans	1,725,748	105,661	6.12%	1,227,424	70,432	5.74%
Acquired loans accounted for under ASC 310-30	2,238,652	199,178	8.90%	100,597	7,866	7.82%
Acquired loans not accounted for under ASC 310-30	758,299	47,294	6.24%	32,175	1,725	5.36%
Loans not covered under shared-loss agreements with the FDIC	4,722,699	352,133	7.46%	1,360,196	80,023	5.88%
Loans covered under shared-loss agreements with the FDIC	372,512	91,769	24.64%	448,871	85,376	19.02%
Total loans	5,095,211	443,902	8.71%	1,809,067	165,399	9.14%
Total interest-earning assets	$7,499,993	$493,632	6.58%	$5,898,706	$260,808	4.42%

Interest bearing liabilities:
Deposits
Demand deposits	$2,203,787	$11,151	0.51%	$1,104,091	$8,593	0.78%
Savings accounts	938,450	9,481	1.01%	259,115	2,443	0.94%
Time deposits	1,635,615	26,018	1.59%	822,909	15,503	1.88%
Brokered deposits	821,112	7,068	0.86%	203,546	3,633	1.78%
	5,598,964	53,718	0.96%	2,389,661	30,172	1.26%
Purchase accounting and other adjustments	-	(12,741)	-	-	(523)	-
Total deposits	5,598,964	40,977	0.73%	2,389,661	29,649	1.24%
Borrowings
Securities sold under agreements to repurchase	1,353,011	29,249	2.16%	2,893,345	60,575	2.09%
Advances from FHLB and other borrowings	419,880	8,620	2.05%	327,962	11,814	3.60%
Subordinated capital notes	110,164	5,114	4.64%	40,285	1,479	3.67%
Total borrowings	1,883,055	42,983	2.28%	3,261,592	73,868	2.26%
Total interest-bearing liabilities	$7,482,019	$83,960	1.12%	$5,651,253	$103,517	1.83%
Interest rate spread		$409,672	5.46%		$157,291	2.59%
Interest rate margin			5.46%			2.67%

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
		2013	2013	2013	2013	2012
(Dollars in thousands) (unaudited)		Q4	Q3	Q2	Q1	Q4
Net Charge-offs
Mortgage:
Charge-offs	(21)	$3,102	$1,758	$29,119	$2,588	$1,871
Recoveries		(6)	-	-	-	-
Total mortgage		3,096	1,758	29,119	2,588	1,871
Commercial:
Charge-offs		211	2,234	2,887	557	658
Recoveries		(91)	(28)	(234)	(28)	(27)
Total commercial		120	2,206	2,653	529	631
Consumer:
Charge-offs		451	465	323	246	176
Recoveries		(23)	(37)	(43)	(65)	(41)
Total consumer		428	428	280	181	135
Auto and Leasing:
Charge-offs		2,496	1,305	709	91	35
Recoveries		(713)	(639)	(209)	(6)	(19)
Total auto and leasing		1,783	666	500	85	16
Total		$5,427	$5,058	$32,552	$3,383	$2,653
Net Charge-off Rates
Mortgage		1.66%	0.92%	14.50%	1.40%	0.92%
Commercial		0.04%	0.95%	2.64%	0.56%	0.76%
Consumer		1.43%	1.77%	1.46%	1.24%	1.19%
Auto and Leasing		2.04%	0.97%	1.04%	0.30%	0.17%
Total		0.92%	0.98%	8.84%	1.05%	0.86%
Period-end Loans Held For Investment
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$731,345	$714,566	$726,664	$773,649	$781,207
GNMA's buy-back option program		34,920	32,511	32,513	20,190	25,676
Total mortgage		766,265	747,077	759,177	793,839	806,883
Commercial		1,127,657	1,173,215	702,272	459,316	349,075
Consumer		127,744	113,509	94,519	70,254	46,667
Auto and Leasing		379,874	313,701	233,092	146,689	37,577
Total		$2,401,540	$2,347,502	$1,789,060	$1,470,098	$1,240,202
Average Loans Held For Investment
Mortgage		$744,989	$763,929	$803,272	$740,073	$817,681
Commercial		1,138,157	932,195	402,281	375,874	333,930
Consumer		120,110	96,529	76,551	58,170	45,530
Auto and Leasing		350,357	273,266	191,588	112,074	37,391
Total		$2,353,613	$2,065,919	$1,473,692	$1,286,191	$1,234,532

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2013	2013	2013	2013	2012
(Dollars in thousands) (unaudited)		Q4	Q3	Q2	Q1	Q4
Early Delinquency (30 - 89 days past due)
Mortgage	(17) (18)	$71,865	$23,119	$23,622	$87,147	$68,898
Commercial		9,581	4,560	12,804	4,069	9,866
Consumer		2,665	1,983	835	680	839
Auto and Leasing		34,968	21,186	10,901	3,313	381
Total		$119,079	$50,848	$48,162	$95,209	$79,984
Early Delinquency Rates (30 - 89 days past due)
Mortgage	(17) (18)	9.38%	3.09%	3.11%	10.98%	8.54%
Commercial		0.85%	0.39%	1.82%	0.89%	2.83%
Consumer		2.09%	1.75%	0.88%	0.97%	1.80%
Auto and Leasing		9.21%	6.75%	4.68%	2.26%	1.01%
Total		4.96%	2.17%	2.69%	6.48%	6.45%
Total Delinquency (30 days and over past due)
Mortgage:	(17) (18)
Traditional, Non traditional, and Loans under Loss Mitigation		$111,100	$55,848	$60,346	$168,357	$163,931
GNMA's buy-back option program		34,920	32,511	32,513	20,190	25,676
Total mortgage		146,020	88,359	92,859	188,547	189,607
Commercial		24,738	27,249	26,251	27,714	27,580
Consumer		3,315	2,408	1,205	1,021	1,248
Auto and Leasing		40,057	23,822	11,997	3,385	511
Total		$214,130	$141,838	$132,312	$220,667	$218,946
Total Delinquency Rates (30 days and over past due)
Mortgage:	(17) (18)
Traditional, Non traditional, and Loans under Loss Mitigation		14.50%	7.48%	7.95%	21.21%	20.32%
GNMA's buy-back option program		4.56%	4.35%	4.28%	2.54%	3.18%
Total mortgage		19.06%	11.83%	12.23%	23.75%	23.50%
Commercial		2.19%	2.32%	3.74%	6.03%	7.90%
Consumer		2.60%	2.12%	1.27%	1.45%	2.67%
Auto and Leasing		10.54%	7.59%	5.15%	2.31%	1.36%
Total		8.92%	6.04%	7.40%	15.01%	17.65%
Nonperforming Assets	(22)
Mortgage	(17) (18)	$51,058	$45,596	$55,667	$99,110	$115,002
Commercial		25,373	30,837	32,430	30,756	29,506
Consumer		3,024	490	324	371	442
Auto and Leasing		6,697	2,661	35	219	131
Total nonperforming loans		86,152	79,584	88,456	130,456	145,081
Foreclosed real estate		19,305	19,885	18,995	19,025	17,380
Other repossessed assets		197	170	99	52	24
Mortgage loans held for sale		-	654	26,586	-	319
Total nonperforming assets		$105,654	$100,293	$134,136	$149,533	$162,804
Nonperforming Loan Rates
Mortgage	(17) (18)	6.66%	6.10%	7.33%	12.48%	14.25%
Commercial		2.25%	2.63%	4.62%	6.70%	8.45%
Consumer		2.37%	0.43%	0.34%	0.53%	0.95%
Auto and Leasing		1.76%	0.85%	0.02%	0.15%	0.35%
Total loans		3.59%	3.39%	4.94%	8.87%	11.70%

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
		Quarter Ended December 31, 2013
					Auto and
(Dollars in thousands) (unaudited)		Mortgage	Commercial	Consumer	Leasing	Unallocated	Total
Non-covered loans
Originated
Balance at beginning of period		$20,991	$14,715	$4,828	$6,118	$921	$47,573
Provision for loan and lease losses		2,041	301	1,607	3,531	(546)	6,934
Charge-offs		(3,102)	(211)	(451)	(2,496)	-	(6,260)
Recoveries		6	91	23	713	-	833
Balance at end of period		$19,936	$14,896	$6,007	$7,866	$375	$49,080

Acquired
Acquired loans accounted for under ASC 310-30
Provision for loan and lease losses, net		-	1,712	418	732	-	2,862
Balance at end of period		$-	$1,712	$418	$732	$-	$2,862

Acquired loans not accounted for under ASC 310-30
Balance at beginning of period		$-	$1,361	$-	$680	$-	$2,041
Provision for loan and lease losses		-	(438)	1,580	1,277	-	2,419
Charge-offs		-	-	(1,683)	(926)	-	(2,609)
Recoveries		-	3	103	398	-	504
Balance at end of period		$-	$926	$-	$1,429	$-	$2,355

Total non-covered loans
Balance at beginning of period		$20,991	$16,076	$4,828	$6,798	$921	$49,614
Provision for loan and lease losses		2,041	1,575	3,605	5,540	(546)	12,215
Charge-offs	(21)	(3,102)	(211)	(2,134)	(3,422)	-	(8,869)
Recoveries		6	94	126	1,111	-	1,337
Balance at end of period		$19,936	$17,534	$6,425	$10,027	$375	$54,297

Covered loans
Balance at beginning of period		$9,001	$46,935	$619	$-	$-	$56,555
Provision for loan and lease losses, net		3,395	(3,013)	(4)	-	-	378
FDIC shared-loss portion of provision for covered loan and lease losses, net		99	(4,303)	-	-	-	(4,204)
Balance at end of period		$12,495	$39,619	$615	$-	$-	$52,729

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30
	Quarter Ended December 31, 2013
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Non-Covered Loans:
Accretable Yield
Balance at beginning of period	$294,873	$100,635	$21,216	$86,695	$15,724	$519,143
Accretion	(9,370)	(12,866)	(8,808)	(15,147)	(2,540)	(48,731)
Transfers from non-accretable discount	2,338	8,370	30,585	6,297	(449)	47,141
Balance at end of period	$287,841	$96,139	$42,993	$77,845	$12,735	$517,553

Non-Accretable Discount
Balance at beginning of period	$469,311	$51,490	$37,498	$48,150	$29,472	$635,921
Principal losses	(3,807)	(605)	(1,062)	(2,208)	(1,511)	(9,193)
Transfers to accretable yield	(2,338)	(8,370)	(30,585)	(6,297)	449	(47,141)
Balance at end of period	$463,166	$42,515	$5,851	$39,645	$28,410	$579,587

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Covered Loans:
Accretable Yield
Balance at beginning of period	$56,833	$91,718	$3,290	$13,878	$2,826	$168,545
Accretion	(4,233)	(16,622)	(997)	(3,737)	(296)	(25,885)
Transfers from non-accretable discount	650	19,997	(603)	97	158	20,299
Balance at end of period	$53,250	$95,093	$1,690	$10,238	$2,688	$162,959

Non-Accretable Discount
Balance at beginning of period	$42,322	$109,163	$-	$-	$9,943	$161,428
Principal losses	(2,490)	(8,074)	(603)	97	(582)	(11,652)
Transfers to accretable yield	(650)	(19,997)	603	(97)	(158)	(20,299)
Balance at end of period	$39,182	$81,092	$-	$-	$9,203	$129,477

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include average tangible common equity, tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2013	2013	2013	2013	2012
(Dollars in thousands) (unaudited)	Q4	Q3	Q2	Q1	Q4
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$881,131	$868,314	$864,654	$860,989	$829,660
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(166,870)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,123	8,768
Average total common stockholders' equity	$715,261	$702,444	$698,784	$695,112	$671,558
Less: Average intangible assets	(112,088)	(112,307)	(111,436)	(111,214)	(29,181)
Average tangible common equity	$603,173	$590,137	$587,348	$583,898	$642,377
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$884,913	$879,726	$870,924	$870,242	$863,606
Less: Intangible assets	(111,781)	(112,276)	(112,264)	(111,458)	(111,353)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,115
Tangible common equity	$607,262	$601,580	$592,790	$592,914	$586,368

Common stock outstanding at end of period	45,677	45,661	45,640	45,621	45,580
Tangible book value	$13.29	$13.18	$12.99	$13.00	$12.86
Total Assets to Tangible Assets
Total assets	$8,139,646	$8,380,225	$8,435,934	$8,705,444	$9,196,262
Less: Intangible assets	(111,781)	(112,276)	(112,264)	(111,458)	(111,353)
Tangible assets	$8,027,865	$8,267,949	$8,323,670	$8,593,986	$9,084,909
Non-GAAP TCE Ratio
Tangible common equity	$607,262	$601,580	$592,790	$592,914	$586,368
Tangible assets	8,027,865	8,267,949	8,323,670	8,593,986	9,084,909
TCE ratio	7.56%	7.28%	7.12%	6.90%	6.45%

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

	2013	2013	2013	2013	2012
(Dollars in thousands) (unaudited)	Q4	Q3	Q2	Q1	Q4
Regulatory Capital Ratios
Total stockholders' equity	$884,913	$879,726	$870,924	$870,242	$863,606
Less: Unrealized gains on available-for-sale securities, net of income tax	(11,434)	(20,324)	(25,400)	(58,393)	(68,245)
Unrealized losses on cash flow hedges, net of income tax	8,243	9,492	9,634	11,342	12,365
Disallowed goodwill and other intangible assets	(97,981)	(98,625)	(89,584)	(77,867)	(69,388)
Disallowed deferred tax assets	(80,430)	(89,275)	(96,473)	(80,384)	(80,242)
Disallowed servicing assets	(1,380)	(1,365)	(1,299)	(1,154)	(1,079)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,115
Tier 1 common equity capital	536,062	513,759	501,932	497,916	491,132
Plus: Qualifying noncumulative perpetual preferred stock	176,000	176,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs	(10,130)	(10,130)	(10,130)	(10,130)	(10,115)
Subordinated capital notes	35,000	35,000	35,000	35,000	35,000
Tier 1 capital	736,931	714,629	702,802	698,786	692,017
Plus: Long-term debt qualifying as Tier 2 capital	26,800	26,800	40,200	40,200	50,200
Qualifying allowance for loan and lease losses	64,700	63,292	62,683	65,475	65,971
Tier 2 capital	91,500	90,092	102,883	105,675	116,171
Total risk-based capital	$828,431	$804,721	$805,685	$804,461	$808,188

Risk-weighted assets	$5,130,790	$5,019,563	$4,975,818	$5,207,394	$5,249,270

Leverage ratio	9.11%	8.74%	8.54%	8.07%	6.55%
Tier 1 common ratio	10.45%	10.24%	10.09%	9.56%	9.36%
Tier 1 risk-based capital ratio	14.36%	14.24%	14.12%	13.42%	13.18%
Total risk-based capital ratio	16.15%	16.03%	16.19%	15.45%	15.40%

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from BBVAPR acquisition (December 18, 2012) and covered loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans consider such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans. Loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which had fully amortized their premium or discount recorded at the date of acquisition at the end of the reporting period, are removed from the acquired loans category.

(2)	Certain prior period amounts have been reclassified to conform to the current period presentation.
(3)

Results for Q4 2012 and thereafter include the impact of the December 18, 2012 acquisition of BBVAPR, which resulted in the addition of loans of $3.56 billion, other assets of $1.27 billion, and deposits of $3.50 billion at acquisition.

(4)

Results for Q4 2012 include $22.9 million net loss from implementation of the second phase of the deleveraging plan in connection with the acquisition of BBVAPR Companies. During Q4 2012, Oriental sold $486 million in investment securities and paid down or early extinguished $957 million of repurchase agreement funding (repos).

(5)

Results include merger and restructuring expenses, which include (1) planned integration and other activities related to the BBVAPR acquisition, and (2) organizational restructuring initiatives. The total acquisition related expense for 2013 was $17.5 million.

(6)

Tax benefit for Q2 2013 includes three items:  (i) $35.7 million gain from an increase in OFG's Deferred Tax Asset as a result of the Tax Amendments, which raised corporate income taxes to 39% from 30%; (ii) Q2 2013 income taxes at OFG's effective tax rate of 35.5%; and (iii) an amount to bring the Q1 2013 effective rate up to 35.5%, from the previously recorded 25.2%.

(7)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(8)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(9)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding.

See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(10)	Information includes all loans, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(11)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(12)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(13)

Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.  See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(14)

Calculated based on non-interest expense, excluding merger and restructuring charges, for the period divided by total net interest income and total banking and financial services revenues for the period.

(15)	The Company sells most of its conforming mortgages in the secondary market and retains servicing rights.
(16)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(17)	Ratios for Q2 2013 do not include $59.0 million of non-performing residential mortgage loans reclassified to held-for-sale during the quarter. This loans were sold during the quarter Q3 2013.
(18)	Delinquency is based on calendar days. This may cause fluctuations from quarter to quarter in the delinquency of mortgage loans, depending in the amount of days in each month.
(19)	TCE ratio is a non-GAAP capital ratio. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(20)	Results for Q3 2013 includes $1.4 million loss from the sale of Oriental originated non-performing residential mortgage loans held-for-sale.
(21)	Results for Q2 2013 includes $27.0 million charge-offs due to the reclassification to held-for-sale of non-performing residential mortgage loans with unpaid principal balance of $59.0 million.
(22)

Loans accounted for under ASC 310-30 (Loans acquired with deteriorated credit quality, including those by analogy), including covered loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(23)	Growth of operating income during the period, excluding provision for acquired loan and lease losses.
(24)	The Board of directors increased OFG's regular quaterly dividend per common share to $0.08 per share during Q4 2013.